Exhibit 99.1(b)

MULLEN TECHNOLOGIES, INC.

(Carve-out of Certain Operations of Mullen Technologies, Inc.)

FINANCIAL STATEMENTS (Unaudited)

June 30, 2021 and September 30 2020

MULLEN TECHNOLOGIES, INC.

(Carve-out of Certain Operations of Mullen Technologies, Inc.)

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2021	September 30, 2020
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash	$664,227	$33,368
Materials and supplies	55,753	43,083
Deferred advertising	-	15,054,000
Other current assets	765,236	201,067
TOTAL CURRENT ASSETS	1,485,216	15,331,518
Property, equipment and leasehold improvements, net	1,299,610	1,541,996
Intangible assets, net	2,668,300	2,622,796
Right-of-use assets, net	2,466,682	1,729,112
Other assets	776,522	762,008
TOTAL ASSETS	8,696,330	21,987,430

LIABILITIES AND DEFICIENCY IN NET ASSETS
CURRENT LIABILITIES
Accounts payable	4,606,944	2,688,176
Accrued expenses and other current liabilities	15,497,954	22,151,589
Lease liabilities, current portion	569,367	336,765
Notes payable, current portion	35,740,404	33,048,471
TOTAL CURRENT LIABILITIES	56,414,669	58,225,001
Notes payable, net of current portion	256,850	283,881
Lease liabilities, net of current portion	2,002,469	1,482,569
Other liabilities	4,500,000	4,500,000
TOTAL LIABILITIES	63,173,988	64,491,451
Commitments and Contingencies (Note 14)

DEFICIENCY IN NET ASSETS	(54,477,658)	(42,504,021)
TOTAL LIABILITIES AND DEFICENCY IN NET ASSETS	$8,696,330	$21,987,430

See notes to the unaudited condensed consolidated financial statements.

MULLEN TECHNOLOGIES, INC.

(Carve-out of Certain Operations of Mullen Technologies, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

AND DEFICIENCY IN NET ASSETS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020

OPERATING EXPENSES
General and administrative	$(4,926,154)	$(2,246,064)	$(12,555,572)	$(6,569,965)
Research and development	(1,479,399)	-	(2,535,693)	(26,563)
Total Operating Expense	(6,405,553)	(2,246,064)	(15,091,265)	(6,596,528)

Loss from Operations	(6,405,553)	(2,246,064)	(15,091,265)	(6,596,528)

Interest expense	(8,339,195)	(5,265,904)	(13,784,976)	(15,236,819)
Other financing costs	(506,654)	-	(1,559,961)	-
Gain on extinguishment of indebtedness, net	-	-	890,581	-
Loss on disposal of fixed assets	-	-	-	(5,679)
Net Loss	(15,251,402)	(7,511,968)	(29,545,621)	(21,839,026)

Deficiency in net assets, beginning of period			(42,504,021)	(33,875,708)
MTI net increases in net assets			11,973,637	17,619,500
Deficiency in net assets, end of period			$(54,477,658)	$(51,495,208)

See notes to the unaudited condensed consolidated financial statements.

MULLEN TECHNOLOGIES, INC.

(Carve-out of Certain Operations of Mullen Technologies, Inc.)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Nine Months Ended June 30,
	2021	2020
Cash Flows from Operating Activities
Net Loss	$(29,545,621)	$(21,839,026)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	338,321	436,710
Impairment charge	74,495	24,563
Loss on disposal of fixed assets	-	5,679
Employee stock compensation	2,024,426	803,278
Issuance of MTI shares for services	1,731,779	1,098,998
Non-cash lease expense	391,433	315,879
Amortization of debt discount	4,817,504	14,620,139
Gain on extinguishment of debt	(890,581)	-

Changes in operating assets and liabilities:
Material and supplies	(87,165)	(30,241)
Other current assets	(564,168)	(1,556,025)
Other assets	(14,515)	10,579
Accounts payable	1,918,768	873,187
Accrued expenses and other liabilities	7,144,718	383,845
Lease liabilities	(376,501)	(192,026)
Net cash used in operating activities	(13,037,107)	(5,044,461)

Cash Flows from Investing Activities
Purchase of equipment	(78,140)	(43,021)
Additions to intangible assets	(63,299)	-
Net cash used in investing activities	(141,439)	(43,021)

Cash Flows from Financing Activities
Changes in net parent investment	6,157,956	(2,539,073)
Issuance of notes payable	8,068,500	9,966,235
Payment of notes payable	(417,051)	(4,536,828)
Net cash provided by financing activities	13,809,405	2,890,334

Increase (decrease) in cash	630,859	(2,197,148)
Cash, beginning of year	33,368	2,221,824
Cash, ending of period	$664,227	$24,676

Supplemental disclosure of Cash Flow information:
Cash paid for interest	$11,514	$12,765
Supplemental disclosure for non-cash financing activities:
Refinance of existing debt	$-	$4,928,853
Initial recognition of right-of-use assets and lease liabilities	$-	$1,383,447
Right-of-use assets obtained in exchange of operating lease liabilities	$1,129,003	$680,144
Indebtedness settled via issuance of MTI stock	$-	$38,871,040

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS

Basis of Presentation

These condensed consolidated carve-out financial statements reflect the financial position, statement of operations, deficiency in net assets and cash flows related to the assets and liabilities of the “Mullen EV Net Assets” (“Mullen-EV”) which management plans to transfer to Mullen Acquisition Corporation (“Mullen AC” or “the Company”) by its parent company Mullen Technologies, Inc. (“MTI”) in 2021.

As MTI has not historically prepared financial statements for the Mullen EV Net Assets, and Mullen AC did not exist as a legal entity prior to 2021, the condensed consolidated carve-out financial statements have been prepared from the financial records of MTI on a carve-out basis. The condensed consolidated carve-out Statements of Financial Position include all of the Mullen EV Net Assets. The condensed consolidated carve-out Statements of Operations for the three and nine months ended June 30, 2021 and 2020, reflect all expenses and activity directly attributable to the Mullen EV Net Assets, and an allocation of MTI’s general and administrative expenses incurred in the three and nine months ended June 30, 2021 and 2020, as these expenditures were shared by the Mullen EV Net Assets. In some instances, certain expenses were not allocated as they would have related directly to Mullen-EV. All inter-entity balances and transactions have been eliminated.

The condensed consolidated carve-out financial statements of Mullen-EV are unaudited and have been prepared in accordance with Generally Accepted Accounting Principles in the United States (“U.S. GAAP”). However, they do not include all the information and footnotes required by U.S. GAAP for complete financial statements. In our opinion, the condensed consolidated financial statements include all adjustments (consisting of normal recurring accruals) necessary to make the condensed consolidated financial statements not misleading. Operating results for the three and nine months ended June 30, 2021 are not necessarily indicative of the final results that may be expected for the year ending September 30, 2021.

These condensed consolidated carve-out financial statements have been prepared based upon the historical cost amounts recorded by MTI. These condensed carve-out financial statements may not be indicative of Mullen-EV financial performance and do not necessarily reflect what its financial position, results of operations, and cash flows would have been had Mullen-EV operated as an independent entity during the periods presented.

Proposed Business Combination

Net Element Reverse Merger & Amendments to the Agreement and Plan of Merger

On May 14, 2021, Net Element and Mullen Technologies entered into an Amended and Revised Agreement and Plan of Merger (the “Amendment”), which restated and replaced in its entirety the August 4, 2020 Agreement and Plan of Merger, and its subsequent amendments. Pursuant to the provisions of the Amendment, the Merger is terminable by Net Element or the Company if the Merger Effective Time has not occurred by August 31, 2021. The Merger agreement was updated and on July 20, 2021, Net Element and Mullen have entered into a Second Amended and Restated Plan of Merger (see Note 16 - Subsequent Events).

Mullen Technologies Inc. Related Agreements

On May 12, 2021, MTI Board of Directors approved and executed the formation documents for Mullen Automotive, Inc., which will be public entity for the electric vehicle business upon a plan for the completion of the reverse merger and divestiture of certain businesses. The executed documents are listed below:

•	Master Distribution Agreement – The agreement addresses the steps as to the legal separation of the two divisions of MTI: Electric Vehicles and Automotive. The purpose of the separation is to allow the Mullen-EV to become a stand-alone, independent public traded company. The Automotive Division will remain a private company.
•	Separation Agreement – The agreement addresses and governs how the assets, liabilities, and equity of the EV business and Automotive business will be separated into two distinct businesses.
•	Contribution and Spin-Off Agreement – The agreement governs how the contribution and spin-off of the two MTI divisions will occur. Each division will be responsible for its own legal, accounting, service providers and advisors.
•	Transition Services Agreement – This agreement governs how to facilitate and provide for an orderly transition in connection with the contribution and spin-off of the two divisions.
•	Tax Sharing Agreement – This agreement governs the payment of tax liabilities and entitlement to refunds thereof, allocate responsibility for, and cooperation in, the filing of Tax Returns, and provide for certain other matters relating to Taxes.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 1 – BASIS OF PRESENTATION AND DESCRIPTION OF BUSINESS, continued

The actual transfer of assets and spin-off will occur together immediately prior to the merger. Upon the merger effective date, MTI will assign and transfer to Mullen Automotive all of its electric vehicle business related assets, business and operations, and Mullen assumed certain debt and liabilities of Mullen Technologies. Prior to the effective time of the Merger, Mullen Technologies is contemplating a spin off, via share dividend, of all of the capital stock of Mullen to the stockholders of Mullen Technologies as of the effective date of such spin off. After such spin off and immediately prior to the effective time of the Merger, the capital structure (including its issued and outstanding common and preferred stock) of Mullen Automotive will mirror the capital structure of Mullen Technologies.

Organization

The condensed consolidated carve-out financial statements consist of the electric vehicle division of MTI, including the MTI asset acquisition of CarHub, Inc., which the Company plans to offer an interactive data management solution for the automotive industry (collectively, Mullen-EV or “the Company”). MTI has two electric vehicles under development which it expects to commercialize and begin delivery of in the third quarter of 2024.

NOTE 2 – LIQUIDITY, CAPITAL RESOURCES, AND GOING CONCERN

The accompanying condensed consolidated carve-out financial statements have been prepared on the basis that the Company will continue as a going concern. The Company’s principal sources of liquidity as of June 30, 2021, consists of existing cash of approximately $664,000. During the nine months ended June 30, 2021, the Company sustained a loss of approximately $29.5 million and had a deficiency in working capital of approximately $54.9 million. Subsequent to June 30, 2021, the Company obtained additional financing in the amount of $3.2 million in unsecured convertible notes (See Note 16 – Subsequent Events).

The Coronavirus (“COVID-19”) continues to impact countries, communities, supply chains and markets, global financial markets, and various industries. To date, COVID-19 has had a material impact on the Company’s strategy in EV product development and the ability to obtain external financing to fund its development activities. The Company cannot predict whether the global pandemic will continue to have a material impact on our future financial condition and results of operations.

Going Concern

As an early-stage development company, Mullen-EV’s ability to access capital is critical. Management plans to raise additional capital through a combination of debt financings, strategic alliances and licensing arrangements.

Due to the conditions described above, management believes that there is substantial doubt about the Company’s ability to continue as a going concern in the foreseeable future. The Company plans to raise additional capital from the sale of equity securities or the incurrence of indebtedness by MTI to allow the Company to continue operations. There can be no assurance that additional financing will be available on acceptable terms, or at all. If MTI cannot raise needed funds, the Company might be forced to curtail or make substantial reductions in its development activities, which would adversely affect the Company’s ability to implement its business plan.

To date, the Company’s existing cash resources and existing borrowing capability is not sufficient to support planned development operations for the next 12 months. As a result, management may need to consider restructuring changes to streamline operations and manage expenses, in addition to debt refinancing and capital plan. Management is seeking merger opportunities to become a public company to gain access to the capital markets for liquidity, funding, and capital needs (See Note 16 - Subsequent Events).

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Push-Down Accounting

The condensed consolidated carve-out financial statements reflect costs and expenses incurred by MTI on behalf of Mullen-EV, including interest costs. As a result, share-based compensation and other equity transactions (such as issuances of warrants and stock conversion rights embedded in issuances of indebtedness) are reflected in these carve-out financial statements. Accordingly, the classification of debt and equity issuances by MTI have been pushed down and reflected with similar classification in these carve-out financial statements. In addition, certain right-of-use assets and related lease liabilities of MTI have been pushed down to Mullen-EV.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Use of Estimates

The preparation of the condensed consolidated carve-out financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the dates of the condensed consolidated carve-out financial statements and the reported amounts of total expenses in the reporting periods. Estimates are used for, but not limited to, fair value of long-lived assets, fair value of financial instruments, depreciable lives of property and equipment, income taxes, contingencies, and inputs used to value stock-based compensation, valuation of common and preferred stock issued by MTI.

Additionally, the rates of interest on several debt agreements have been imputed where there was no stated interest rate within the original agreement. The imputed interest results in adjustments to the debt amounts reported in our condensed carve-out financial statements prepared under U.S. GAAP. Loan valuations issues can arise when trying to determine the debt attributes, such as discount rate, credit loss factors, liquidity discounts, and pricing.

Use of Estimates

Management bases its estimates on historical experience and on various other assumptions believed to be reasonable, the results of which form the basis for adjustments about the carrying values of assets and liabilities and the recording of costs and expenses that are not readily apparent from other sources. The actual results the Company experiences may differ materially from these estimates.

Risks and Uncertainties

The Company operates within an industry that is subject to rapid technological change, intense competition, and serves an industry that has significant government regulations. It is subject to significant risks and uncertainties, including competitive, financial, developmental, operational, technological, required knowledge of industry governmental regulations, and other risks associated with an emerging business. Any one or combination of these or other risks could have a substantial influence on the future operations and prospects for commercial success of the Company.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents at June 30, 2021 and September 30, 2020.

Deferred Advertising

Deferred advertising represented a marketing campaign, financed by a third party, that was carried as a deferred charge on the condensed consolidated balance sheets until launched. At September 30, 2020, these deferred advertising charges of $15.1 million were associated with the AirSign advertising contract and the RedRock Outdoor Advertising Display advertising contract. During the first quarter of 2021, the Company received a release of liability from both AirSign, Inc. and RedRock Outdoor Advertising, Inc. Both liabilities, along with the associated deferred advertising, were derecognized in January 2021.

Prepaid Expenses and Other Current Assets

Prepaid expenses consist of various advance payments made by the Company for goods or services to be received in the future. These prepaid expenses include insurance and other contracted services requiring up-front payments.

Property, Equipment and Leasehold Improvements, Net

Property, equipment and leasehold improvements are stated at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated economic useful lives of the assets. Repairs and maintenance expenditures that do not extend the useful lives of related assets are expensed as incurred.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Estimated Useful Lives

Description	Life
Buildings	30 Years
Furniture and Equipment	5 Years
Computer and Software	1 - 3 years
Machinery and Equipment	5 Years
Leasehold Improvements	Shorter of the estimated useful life or the underlying lease term
Vehicles	5 Years

Expenditures for major improvements are capitalized, while minor replacements, maintenance and repairs, which do not extend the asset lives, are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is included in operations. The Company continually monitors events and changes in circumstances that could indicate that the carrying balances of its property, equipment and leasehold improvements may not be recoverable in accordance with the provisions of ASC 360, “Property, Plant, and Equipment.” When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets.

Intangible Assets

Intangible assets consist of acquired and developed intellectual property and website development costs. In accordance with ASC 350, “Intangibles—Goodwill and Other,” goodwill and other intangible assets with indefinite lives are no longer subject to amortization but are tested for impairment annually or whenever events or changes in circumstances indicate that the asset might be impaired. Intangible assets with determinate lives are evaluated for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Amortizable intangible assets are generally amortized on a straight-line basis over periods up to 36 months. The costs to periodically renew our intangible assets are expensed as incurred.

Other Assets

Other assets are comprised primarily of Coda electric vehicles, related parts and security deposits related to the Company’s property leases related to the EV business only.

Extinguishment of Liabilities

The Company derecognizes financial liabilities when the Company’s obligations are discharged, cancelled, or expired.

Leases

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, “Leases” (ASU 2016-02). The core principle of ASU 2016-02 is that lessees should recognize on its balance sheet assets and liabilities arising from a lease. In accordance with that principle, ASU 2016-02 requires that a lessee recognize a liability to make lease payments (the lease liability) and a right-of-use asset representing its right to use the underlying leased asset for the lease term. Lessees shall classify all leases as finance or operating leases. The Company adopted ASU 2016-02, on October 1, 2019, which resulted in the recognition of the right-of-use assets and related obligations on its carve-out financial statements.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Accrued Expenses

Accrued expenses are expenses that have been incurred by the Company but not yet paid. They are properly accounted for within current liabilities on the consolidated balance sheets.

General and Administrative Expenses

General and administrative (“G&A”) expenses include all non-production expenses incurred by the Company in any given period. This includes expenses such as professional fees, salaries, rent, repairs and maintenance, utilities and office expense, employee benefits, depreciation and amortization, advertising and marketing, settlements and penalties, taxes, licenses and other. Advertising costs are expensed as incurred and are included in G&A expenses. The Company expenses advertising costs as incurred in accordance with ASC 720-35, “Other Expenses – Advertising Cost.”

Research and Development Costs

Research and development costs are expensed as incurred. Research and development expenses primarily consist of Mullen Five show car development and are primarily comprised of personnel-related costs for employees and consultants.

MTI Share-Based Compensation

The Company accounts for its share-based awards issued by MTI in accordance with ASC Subtopic 718-10, “Compensation – Share Compensation”, which requires fair value measurement on the grant date and recognition of compensation expense for all common shares of MTI issued to employees, non-employees and directors. The fair value of our non-marketable shares has been estimated based on an independent valuation. The MTI common and preferred share valuations have been appraised by an independent financial valuation advisor, based on assumptions management believes to be reasonable. Key assumptions and approaches to value used in estimating fair value, includes economic and industry data; business valuation; prior transactions; option value method and other cost, income and market value approaches. Share-based compensation is classified within general and administrative expenses.

Other Financing Costs

Pursuant to the terms of the First Amendment to the Agreement and Plan of Merger with Net Element, a $13,333 daily penalty commenced on January 16, 2021. As of June 30, 2021, Net Element has invoiced the Company $1,559,961 through May 13, 2021, as the Form S-4 was filed with the SEC on May 14, 2021. This amount is included in the condensed consolidated statement of operations for the nine months ended June 30, 2021, and included in accounts payable in the condensed balance sheet at June 30, 2021.

Related Party Transactions

The Company has related party transactions with its directors, officers and principal shareholders. These transactions, which are primarily long-term in nature, include operational loans, convertible debt, and warrants for financial support associated with the borrowing of funds and are entered into in the ordinary course of business.

Fair Value of Financial Instruments

The Company applies fair value accounting for all financial assets and liabilities and non-financial assets and liabilities that are recognized or disclosed at fair value on a recurring basis. The Company defines fair value as the price that would be received from selling an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. When determining the fair value measurements for assets and liabilities that are required to be recorded at fair value, the Company considers the principal or most advantageous market in which the Company would transact and the market-based risk measurements or assumptions that market participants would use in pricing the asset or liability, such as risks inherent in valuation techniques, transfer restrictions and credit risk. Fair value is estimated by applying the following hierarchy, which prioritizes the inputs used to measure fair value into three levels and bases the categorization within the hierarchy upon the lowest level of input that is available and significant to the fair value measurement:

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Observable inputs other than quoted prices in active markets for identical assets and liabilities, quoted prices for identical or similar assets or liabilities in inactive markets, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Inputs that are generally unobservable and typically reflect management’s estimate of assumptions that market participants would use in pricing the asset or liability.

Concentrations of Business and Credit Risk

The Company maintains cash balances in several financial institutions that are insured by either the Federal Deposit Insurance Corporation or the National Credit Union Association up to certain federal limitations, generally $250,000. At times, the Company’s cash balance exceeds these federal limitations and maintains significant cash on hand at certain of its locations. However, the Company has not experienced any losses in such accounts and management believes the Company is not exposed to any significant credit risk on these accounts in excess of insured limits at June 30, 2021 and September 30, 2020.

Recently Issued and Adopted Accounting Standards

In January 2017, the FASB issued Accounting Standards Update No. 2017-04 (ASU 2017-04) (Topic 350), “Intangibles - Goodwill and Others”. ASU 2017-04 simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test. Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit’s goodwill with the carrying amount of that goodwill. ASU 2017-04 is effective for annual periods beginning after December 15, 2019 including interim periods within those periods. The Company adopted ASU 2017-04, on October 1, 2020. The adoption of the ASU did not have a material impact on the condensed consolidated balance sheets.

In June 2018, the FASB issued Accounting Standards Update No. 2018-07 (ASU 2018-07) ASU No. 2018-07 (Topic 718), “Compensation—Stock Compensation: Improvements to Nonemployee Share- Based Payment Accounting”. ASU 2018-07 expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. The amendments also clarify that Topic 718 does not apply to share-based payments used to effectively provide (1) financing to the issuer or (2) awards granted in conjunction with selling goods or services to customers as part of a contract accounted for under Topic 606. Adoption of this guidance is not expected to have a material impact on the Company’s financial condition or results of operations. The Company adopted ASU 2018-07, on October 1, 2020. The adoption of the ASU did not have a material impact on the condensed consolidated statements of operations.

In January 2020, the FASB issued Accounting Standards Update (“ASU”) No. 2020-01, “Investments-Equity Securities (Topic 321), Investments-Equity Method and Joint Ventures (Topic 323), and Derivatives and Hedging (Topic 815): Clarifying the Interactions between Topic 321, Topic 323, and Topic 815”, which clarifies the interaction of the accounting for equity securities under Topic 321 and investments accounted for under the equity method of accounting under Topic 323, and the accounting for certain forward contracts and purchased options accounted for under Topic 815. The Company is currently evaluating the impact this guidance will have on its condensed consolidated financial statements.

In August 2020, the FASB issued ASU No. 2020-06, Debt—Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging—Contracts in Entity’s Own Equity (Subtopic 815-40): Accounting for Convertible Instruments and Contracts in an Entity’s Own Equity. This ASU amends the guidance on convertible instruments and the derivatives scope exception for contracts in an entity's own equity, and also improves and amends the related earnings per share guidance for both Subtopics. The ASU will be effective for fiscal years beginning after December 15, 2023, including interim periods within those fiscal years and early adoption is permitted. The Company is currently evaluating the impact this guidance will have on its condensed consolidated financial statements.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, continued

Recently Issued and Adopted Accounting Standards, continued

In May 2021, the FASB issued ASU No. 2021-04, Earnings Per Share (Topic 260), Debt – Modifications and Extinguishments (Subtopic 470-50), Compensation – Stock Compensation (Topic 718) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815-40). The ASU will be effective for fiscal years beginning after December 15, 2021, (December 15, 2023 for smaller reporting companies). The Company has warrants attached to debt and potential debt modifications and convertible instruments that are addressed in this update. The Company is currently evaluating the impact this guidance will have on its condensed consolidated financial statements

In July 2021, the FASB issued ASU No. 2021-05, Lessors – Certain Leases with Variable Lease Payments (Topic 842). The amendments in this update affect lessors with lease contracts that have (1) have variable lease payments that do not depend on a reference index or a rate, and (2) would have resulted in the recognition of a selling loss at lease commencement if classified a sales-type or direct financing. The ASU will be effective for fiscal years beginning after December 15, 2021. The Company is currently evaluating the impact this guidance will have on its condensed consolidated financial statements.

NOTE 4 – INTANGIBLE ASSETS

For the nine months ended June 30, 2021, the Company incurred website development costs of $63,299. These costs have been historically capitalized, as the website is in the development stage, resulting in improved functionality. Amortization of the website will commence when the Mullen EV website is placed in service for its intended use, expected during the Company’s fourth quarter of 2021.

The weighted average useful life of the intellectual property is 3.0 years. Identifiable intangible assets with definite lives are amortized over the period of estimated benefit using the straight-line method and the estimated useful lives of three years. The straight-line method of amortization represents the Company’s best estimate of the distribution of the economic value of the identifiable intangible assets.

	June 30, 2021			September 30, 2020
Finite-Lived Intangible Assets	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount	Gross Carrying Amount	Accumulated Amortization	Net Carrying Amount
Website design and development	$2,660,391	$-	$2,660,391	$2,597,091	$-	$2,597,091
Intellectual property	71,182	(63,273)	7,909	71,182	(45,477)	25,705
Total Finite-Lived Intangible Assets	$2,731,573	$(63,273)	$2,668,300	$2,668,273	$(45,477)	$2,622,796

Total future amortization expense for finite-lived intellectual property is as follows:

Years Ended June 30, 2021	Future Amortization
2021 (Remaining 3 months)	$227,631
2022	888,774
2023	886,797
2024	665,098
Total Future Amortization Expense	$2,668,300

For the three months ended June 30, 2021 and 2020, amortization expense for the intangible assets was $5,932; and $17,796 for the nine months ended June 30, 2021 and 2020, respectively.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 5 – PROPERTY, EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET

Property, equipment, and leasehold improvements, net consists of the following:

	June 30, 2021	September 30, 2020
Building	$804,654	$807,154
Furniture and Equipment	111,102	114,879
Vehicles	61,735	45,887
Computer Hardware and Software	135,784	129,967
Machinery and Equipment	2,625,954	2,615,311
Leasehold Improvements	62,483	76,675
Subtotal	3,801,712	3,789,873
Less: Accumulated Depreciation	(2,502,102)	(2,247,877)
Property, Equipment and Leasehold Improvements, Net	$1,299,610	$1,541,996

Depreciation expense related to property, equipment and leasehold improvements for the three months ended June 30, 2021, and 2020 was $109,058 and $108,884, respectively. For the nine months ended June 30, 2021 and 2020, depreciation expense was $320,525 and $418,914, respectively.

NOTE 6 – OTHER ASSETS

	June 30, 2021	September 30, 2020
Other Assets
Coda Materials	$76,588	$206,998
Prepaids	4,375	51,806
Notes Receivable	79,939	79,939
Show Room Cars	192,368	210,483
Security Deposits	423,252	212,782
Total Other Assets	$776,522	$762,008

NOTE 7 – DEBT

Short-term debt comprises a significant component of the Company’s funding needs. Short-term debt is generally defined as debt with principal maturities of one-year or less. Long-term debt is defined as principal maturities of one year or more.

Short and Long-Term Debt

The short-term debt classification primarily is based upon loans due within twelve months from the balance sheet date, in addition to loans that have matured and remain unpaid. Management plans to renegotiate loans with creditors for favorable terms, such as reduce interest rate, extend maturities, or both. Until negotiations with creditors are resolved, these matured loans remain outstanding and are classified within short-term debt on the balance sheet. Interest and fees on loans are being accounted for within accrued interest. Although the loans were issued by MTI, the loans are secured by substantially all the Company’s assets. Several principal shareholders have provided loans to and hold convertible debt of the Company and are related parties.

The following is a summary of the Company debt as of June 30, 2021:

	Net Carrying Value
Type of Debt	Unpaid Principal Balance	Current	Long-Term	Contractual Interest Rate	Contractual Maturity
Matured Notes	$5,960,574	$5,960,574	$-	0.00% - 15.00%	2016 - 2021
Promissory Notes	23,831,912	23,831,912	-	28.00%	2021- 2022
Demand Note	500,000	500,000	-	27.00%	2020
Convertible Unsecured Notes	10,762,500	10,762,500	-	15.00%-20.00%	2021 - 2022
Real Estate Note	292,669	35,819	256,850	5.00%	2023
Loan Advances	934,298	934,298	-	0.00% - 10.00%	2019- 2020
Less: Debt Discount	(6,284,699)	(6,284,699)	-	NA	NA
Total Debt	$35,997,254	$35,740,404	$256,850	NA	NA

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – DEBT, continued

Scheduled Debt Maturities

The following scheduled debt maturities as June 30, 2021:

	Years Ended June 30,
	2021	2022	2023	Total
Total Debt	$35,740,404	$-	$256,850	$35,997,254

The following is a summary of the Company debt as of September 30, 2020:

	Net Carrying Value
Type of Debt	Unpaid Principal Balance	Current	Long-Term	Contractual Interest Rate	Contractual Maturity
Matured Notes	$4,828,450	$4,828,450	$-	0.00% - 15.00%	2016 - 2019
Promissory Notes	25,288,063	25,288,063	-	0.00% - 28.00%	2021- 2022
Demand Note	500,000	500,000	-	27.00%	2020
Convertible Unsecured Notes	1,867,500	1,867,500	-	20.00%	2021
Real Estate Note	318,384	34,503	283,881	5.00%	2023
Loan Advances	1,931,017	1,931,017	-	0.00% - 10.00%	2019- 2020
Less: Debt Discount	(1,401,062)	(1,401,062)	-	NA	NA
Total Debt	$33,332,352	$33,048,471	$283,881	NA	NA

Notes and Advances

The Company enters into promissory notes with third parties and officers of the Company to support operations of the Company. Promissory notes are typically for less than three years maturity and carry interest rates from 0% to 28.0%. For many of the notes listed above the scheduled maturity date has passed, and the Company is currently in default of the loan. The Company is working with the creditors to remediate the $5,960,574 in promissory notes and loan advances that are currently in default. Promissory notes and loan advances that are in default still accrue interest after the scheduled maturity date. The Company notes that there are no financial covenants associated with the promissory notes and loan advances, and there are no compliance waivers received from creditors. The Company records imputed interest on promissory notes and advances which are deemed to be below the market interest rate. For the three and nine months ended June 30, 2021 and 2020, the Company recorded interest expense of $8,339,195 and $5,265,904, and $13,784,976 and $15,236,819, respectively.

In some instances, MTI issues shares of common stock along with the issuance of promissory notes, resulting in the recognition of a debt discount which is amortized to interest expense over the term of the promissory note. Debt discount amortization for the nine-month period ended June 30, 2021, and 2020, was $4,817,504 and $14,620,139, respectively.

During 2020, MTI issued shares of stock to certain creditors in satisfaction of debt payments or in settlement of indebtedness. These agreements essentially exchanged a predetermined amount of stock to settle debt. For the nine-month period ended June 30, 2021 and 2020, the carrying amount of indebtedness that was settled via issuance of MTI shares was $0 and $38,871,040, respectively.

Convertible Debt Issuances and Warrants

On May 16, 2021, the Company received debt financing through MTI entering into an unsecured $4.4 million convertible note agreement with TDR Capital. The convertible note is issued at OID of 10% or $400,000; carries an interest rate of 15% and has a maturity date of one year. The convertible note is unsecured and includes detached warrants to acquire up to 17,446,000 shares of MTI common stock. The warrant exercise price is $0.6877 per common share and expires five years from the date of issuance. The value ascribed to the warrants was $24,358,875, resulting in an additional debt discount of $3,726,816 and a beneficial conversion discount of $673,184. These discounts are being amortized over the 12-month term of the debt. The number of conversion shares issuable upon conversion of the conversion amount shall be determined according to the formula: Conversion Amount/Conversion Price of $0.6877, subject to certain adjustments. However, upon conversion, TDR Capital (together with their affiliates) is limited to a 9.9% ownership cap in shares of MTI’s common stock then outstanding after giving effect to the issuance of common stock issuable upon exercise of the warrants.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – DEBT, continued

Convertible Debt to Equity Conversion

On May 7, 2021, and amended on May 20, 2021, MTI executed an exchange agreement with its existing convertible debt investors who hold $10,762,500 in MTI convertible debt. Upon consummation of the proposed merger with Net Element, the Company and the investors agreed to exchange the convertible debt for shares of MTI’s Series C Preferred Stock, par value $0.001 per share. The right to additional purchases of preferred stock expires 12 months from the merger close date between Net Element and MTI. MTI originally issued 42,759,290 in detached warrants to purchase shares of MTI common stock as part of the convertible debt agreements with investors (See Note 16 – Subsequent Events).

Drawbridge Relationship

During July 2020, Drawbridge-DBI and MTI entered into a settlement agreement (the “Agreement”) to restructure the aggregate obligations owed to Drawbridge-DBI and the other DBI-affiliated entities. In connection with the Agreement, (a) the Sale-Leaseback obligation in the amount of $49,500,000 was replaced by a new note with a face value of $23,831,554, (b) the other indebtedness and advances from DBI-affiliated entities with a net book value of $9,935,086 were extinguished, and (c) MTI issued 71,516,534 Series B Preferred Shares to Drawbridge-DBI.

The amounts owed to Drawbridge-DBI is $23,831,554 as of June 30, 2021, and September 30, 2020, and are in default (See Note 16 – Subsequent Events). The amounts owed to other DBI-affiliated entities is $982,500 and $1,082,500, as of June 30, 2021, and September 30, 2020, respectively. The 2020 Drawbridge loan is currently recognized within the current portion of debt on the condensed consolidated balance sheet.

SBA Loans

On April 14, 2020, the Company entered into a promissory note (the “Note”) evidencing an unsecured loan (the “Loan”) in the amount of $885,426 made to the Company under the Paycheck Protection Program (the “PPP”). The Note matures on April 14, 2022 and bears interest at a rate of 1% per annum. Pursuant to the terms of the Coronavirus, Aid, Relief and Economic Security Act (“CARES Act”) and the PPP, the Company applied to the Lender for forgiveness for the amount due on the Loan. The amount eligible for forgiveness is based on the amount of Loan proceeds used by the Company (during the eight-week period after the Lender makes the first disbursement of Loan proceeds) for the payment of certain covered costs, including payroll costs (including benefits), interest on mortgage obligations, rent and utilities, subject to certain limitations and reductions in accordance with the CARES Act and the PPP. During November 2020, the SBA approved the loan forgiveness amount of $875,426 in principal and $5,155 in interest on November 20, 2020. The loan forgiveness is accounted for as a gain on debt extinguishment of $890,581 within the Condensed Consolidated Statement of Operations.

In June 2020, the Company entered into a promissory note (the "Note") in the amount of $10,000 made to the Company by the SBA under the EIDL program. Monthly installment payments on the Note will begin twelve months from the date of the Note, with the balance of any accrued principal and interest at 3.75% annually, payable thirty years from the date of the Note. The Company applied to the Lender for loan forgiveness, which was approved for the full amount on February 18, 2021.

Convertible Notes

As of June 30, 2021, MTI unsecured convertible notes totaled $10,762,500, of which $6,418,500 were issued between January and June 2021. The new issuances bear interest at 15% and mature in one year, along with warrants to acquire common shares based on a specified formula. Interest is accrued in arrears until the last business day of each calendar year quarter. The default rate on the note increases to 20% when quarterly interest payments are not timely made by MTI.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – DEBT, continued

Convertible Notes

Date of Issuance	Convertible Note ($)	Interest Rate	Default Interest Rate	Maturity Date	Warrants (#)		Exercise Date	Exercise Price ($)
8/26/2020	$1,000,000	15%	20%	8/26/2021	2,908,244		8/26/2025	$0.6877
8/26/2020	200,000	15%	20%	8/26/2021	581,649		8/26/2025	$0.6877
8/26/2020	200,000	15%	20%	8/26/2021	581,649		8/26/2025	$0.6877
8/26/2020	100,000	15%	20%	8/26/2021	290,824		8/26/2025	$0.6877
9/25/2020	105,000	15%	20%	9/25/2021	381,707		9/25/2025	$0.6877
9/25/2020	157,500	15%	20%	9/25/2021	572,561		9/25/2025	$0.6877
9/25/2020	105,000	15%	20%	9/25/2021	381,707		9/25/2025	$0.6877
10/12/2020	660,000	15%	20%	10/12/2021	2,617,420		10/12/2025	$0.6877
10/12/2020	33,000	15%	20%	10/12/2021	130,871		10/12/2025	$0.6877
10/12/2020	27,500	15%	20%	10/12/2021	109,060		10/12/2025	$0.6877
11/9/2020	660,000	15%	20%	11/9/2021	2,617,420		11/9/2025	$0.6877
11/9/2020	33,000	15%	20%	11/9/2021	130,871		11/9/2025	$0.6877
11/9/2020	27,500	15%	20%	11/9/2021	109,060		11/9/2025	$0.6877
12/7/2020	660,000	15%	20%	12/7/2021	2,617,420		12/7/2025	$0.6877
12/7/2020	33,000	15%	20%	12/7/2021	130,871		12/7/2025	$0.6877
12/7/2020	27,500	15%	20%	12/7/2021	109,060		12/7/2025	$0.6877
12/15/2020	157,500	15%	20%	12/15/2021	572,561		12/15/2025	$0.6877
12/15/2020	157,500	15%	20%	12/15/2021	572,561		12/15/2025	$0.6877
1/7/2021	660,000	15%	-	1/7/2022	2,617,420		1/7/2026	$0.6877
1/7/2021	33,000	15%	-	1/7/2022	130,871		1/7/2026	$0.6877
1/7/2021	27,500	15%	-	1/7/2022	109,060		1/7/2026	$0.6877
1/7/2021	-	-	-	-	26,174	*	1/7/2026	$0.6877
1/7/2021	192,500	15%	-	1/7/2022	763,414		1/7/2026	$0.6877
1/7/2021	82,500	15%	-	1/7/2022	327,178		1/7/2026	$0.6877
1/7/2021	192,500	15%	-	1/7/2022	763,414		1/7/2026	$0.6877
1/7/2021	110,000	15%	-	1/7/2022	436,237		1/7/2026	$0.6877
3/10/2021	660,000	15%	-	3/10/2022	2,617,420		3/10/2026	$0.6877
3/10/2021	33,000	15%	-	3/10/2022	130,871		3/10/2026	$0.6877
3/10/2021	27,500	15%	-	3/10/2022	109,060		3/10/2026	$0.6877
5/16/2021	4,400,000	15%	20%	5/16/2022	17,446,000		5/16/2026	$0.6877
5/7/2021	-	-	-	-	1,057,544	**	5/7/2026	$0.6877
5/7/2021	-	-	-	-	427,975	**	5/7/2026	$0.6877
5/7/2021	-	-	-	-	134,927	**	5/7/2026	$0.6877
5/7/2021	-	-	-	-	246,209	**	5/7/2026	$0.6877
Total	$10,762,500	-	-	-	42,759,290		-	-

* As part of placement agent, Cambria received five-year warrants to purchase 6% of the MTI common shares issuable under convertible notes sold in the Regulation D offering to investors introduced by the firm.

** On May 7, 2021, additional warrants of 1,866,665 were added to the Exchange Agreement for no additional consideration to acquire additional common shares of common stock to four convertible debt holders given changes in the exchange share calculation, which will be consistent with the exchange share calculation of other convertible debt holders. The Exchange Agreement supersedes the original agreements that were issued by MTI and allows the convertible debt holder to exchange their debt for the newly created Series C Preferred Stock, par value of $0.001. The new series of preferred stock will be created upon the merger effectiveness date between Net Element and Mullen Automotive.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 7 – DEBT, continued

Convertible Notes

Because the market price for MTI common stock on the date of the notes exceeded the notes’ conversion price of $0.6877 per share, a beneficial conversion feature in the amount of $10,613,630 was recorded as a discount on the notes. The discount is being amortized as additional interest over the life of the notes. On June 30, 2021, the unamortized discount is $6,284,699.

The Company evaluated the conversion features embedded in the convertible notes described above for derivative accounting in accordance with ASC 815-40, Derivatives and Hedging embedded in the modified notes payable for derivative accounting in accordance with the criteria for classification in equity.

NOTE 8 – FAIR VALUE MEASUREMENTS AND FAIR VALUE OF FINANCIAL INSTRUMENTS

Non-Financial Assets Measured at Fair Value on a Non-Recurring Basis

Non-financial assets, such as property, equipment and leasehold improvements is required to be measured at fair value only when acquired or when an impairment loss is recognized. See “Note 6 - Property, Equipment and Leasehold Improvements, Net” for further information on impairment of fixed assets.

Financial instruments for which carrying value approximates fair value

Certain financial instruments that are not carried at fair value on the consolidated balance sheets are carried at amounts that approximate fair value, due to their short-term nature and credit risk. These instruments include cash and cash equivalents, accounts payable, accrued liabilities, and debt. We believe that the carrying value of term debt approximates fair value due to the variable rates associated with these obligations. Accounts payable are short-term in nature and generally terms are due upon receipt or within 30 to 90 days.

NOTE 9 – ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

	June 30, 2021	September 30, 2020
Accrued Expenses and Other Liabilities
Accrued expense - other	$1,062,245	$15,633,812
Accrued payroll	4,312,219	3,771,874
Accrued interest	8,480,213	2,358,273
Liability for future issuance of stock	1,643,277	387,630
Total	$15,497,954	$22,151,589

Accrued expenses – other at September 30, 2020 includes the $13.6 million AirSign advertising contract and $1.4 million RedRock Outdoor Advertising, Inc. contract as of December 31, 2020 and September 30, 2020. The Company entered into these agreements to promote its electric vehicle capabilities with various national sporting events and within the New York market. In 2021, the Company received a release of liability from AirSign, Inc. and RedRock Outdoor Advertising, Inc. Both liabilities, along with the associated deferred advertising, were derecognized during January 2021.

Accrued payroll represents salaries and benefits that are owed to employees.  More importantly, the payroll tax liabilities are reported within this account.  Delinquent IRS and state tax liabilities on June 30, 2021, and September 30, 2020, are $3,583,709 and $3,987,596, respectively. These tax liabilities have priority liens over MTI assets due to nonpayment of tax debt.  The lien protects the government’s interest in all MTI property, including real estate, personal property and financial assets.  Refer to Note 14, Contingencies and Claims.

Accrued interest represents interest on loans.  Refer to Note 7, Debt.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 10 – OPERATING EXPENSES

General & Administrative Expenses

	Three Months Ended June 30,		Nine Months Ended June 30,
General & Administrative	2021	2020	2021	2020
Professional fees	$1,458,969	$1,084,092	$4,858,544	$2,796,815
Salaries	2,125,097	501,792	4,359,245	1,810,237
Depreciation and amortization	114,991	114,817	338,321	436,710
Lease	513,169	275,716	1,248,573	684,974
Settlements and penalties	57,017	20,997	136,515	176,562
Employee benefits	82,092	75,370	253,638	184,019
Utilities and office expense	99,475	44,084	239,709	161,964
Advertising and promotions	17,104	20,276	270,320	151,878
Taxes and licenses	33,744	17,829	45,248	32,084
Repairs and maintenance	66,501	13,482	166,836	41,941
Other	357,995	77,609	638,623	92,781
Total	$4,926,154	$2,246,064	$12,555,572	$6,569,965

Within professional fees is MTI shares for services, which is the issuance of MTI shares for services rendered to consultants and professional service firms. The expense is recorded at fair value of MTI shares issued (see Note 12). For the three months ended June 30, 2021 and 2020, the Company recorded $440,650 and $512,765, respectively, for shares for services. For the nine months ended June 30, 2021 and 2020, the Company recorded $1,731,779 and $1,098,998, respectively.

	Three Months Ended June 30,		Nine Months Ended June 30,
Research & Development	2021	2020	2021	2020
Professional fees	$1,479,399	$-	$2,535,693	$26,563
Total	$1,479,399	$-	$2,535,693	$26,563

Research and development costs are expensed as incurred. Research and development expenses primarily consist of Mullen Five EV show car development and are primarily comprised of personnel-related costs for employees and consultants.

In December 2020, the Company entered into an agreement with Thurner, Inc. to design and develop two show electric vehicles. The planned finalization is expected to occur in 2021. The total cost for Phase 1 is $483,254.

In December 2020, MTI entered into a Statement of Work with Phiaro, Inc. for its show car development for approximately $1.6 million. The show car project program started in Dec 2020 and is anticipated to be finished November 2021. The program is for the initial show car development of the Mullen Five, which is a mid-size electric SUV. The program start began in January 2021. The initial show cars in development consist of two mid-size electric SUVs.

NOTE 11 – MTI WARRANTS

	MTI shares	Weighted Average Exercise Price
Warrants outstanding at September 30, 2020	6,948,341	$1.47
Warrants exercised	-	$-
Warrants granted	37,060,949	$0.69
Warrants expired	(1,250,000)	$5.00
Warrants outstanding at June 30, 2021	42,759,290	$0.69

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 11 – MTI WARRANTS, continued

2020-2021 Warrants

The warrants are exercisable for a period commencing upon issuance of the notes and ending 12 months after issuance of the financing. The estimated fair value of the warrants issued and outstanding is $54,114,665 using the Black-Scholes option valuation model. The assumptions used that represent management’s best estimates of the fair value of the Company’s warrants issued and outstanding were as follows:

June 30, 2021
Expected term (in years)	5.0
Volatility	63.9%
Dividend yield	0.00%
Risk-free interest rate	0.34%-0.82%
Common stock price	$1.87

The allocation of the fair value of these warrants was included as a debt discount on the condensed consolidated balance sheet and amortized to interest expense over the scheduled maturity dates of the various promissory notes.

NOTE 12 – MTI SHARE- BASED COMPENSATION

MTI has a share incentive plan as part of its annual discretionary share-based compensation programs. The plan includes consultants and employees, including directors and officers. For employees, they are notified of company share incentives during the onboarding process. The employee’s offer letter briefly describes the plan. Subject to the approval of MTI’s Board of Directors or its Compensation Committee and following the adoption by the Company of an equity incentive plan, employees are issued a specified number of shares of the MTI Common Shares. Employees are vested in 100% of the MTI shares after 12 months of continuous service. Additional MTI shares may be issued to employees over the next two years at anniversary date. Any disruption or separation from the Company results in the forfeiture of common shares. The total expense recognized for share awards represents the grant date fair value of such awards, which is generally recognized as a charge to income ratably over the vesting period.

Consulting agreements or MTI shares for services are determined by the number of MTI shares granted within the individual contracts, as well as the services provided by the consultant. The MTI shares specified within the individual agreements are negotiated and approved by the Company’s Chief Executive Officer. The consultant earns the MTI shares over the service period. The MTI shares are accounted for as professional fees within G&A expenses. Employee share issuances are part of Salaries expense. The expense recognized for share awards represents the grant date fair value of such awards, which is generally recognized as a charge to income ratably over the vesting period.

	Three Months Ended June 30,		Nine Months Ended June 30,
Composition of Stock-Based compensation expense	2021	2020	2021	2020
Employee MTI share issuance	$1,091,555	$249,051	$2,024,426	$803,278
MTI shares for services	440,650	512,765	1,731,779	1,098,998
MTI Share-Based compensation expense	$1,532,205	$761,816	$3,756,205	$1,902,276

NOTE 13 – LEASES

MTI has entered into various operating lease agreements for certain of its offices, manufacturing and warehouse facilities, and corporate jet. The Company has implemented the provisions of ASC 842, on October 1, 2019. Operating leases are included in right-of-use assets, and current and noncurrent portion of lease liabilities, as appropriate. These right-of-use assets also includes any lease payments made and initial direct costs incurred at lease commencement and excludes lease incentives. The lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company has lease agreements which require payments for both lease and non-lease components and has elected to account for these as a single lease component. Certain leases provide for annual increases to lease payment based on an index or rate. The Company calculates the present value of future lease payments based on the index or at the lease commencement date for new leases.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 13 – LEASES, continued

The table below presents information regarding the Company’s lease assets and liabilities.

	June 30, 2021	September 30, 2020
Assets:
Operating lease right-of-use assets	$2,466,682	$1,729,112
Liabilities:
Operating lease liabilities, current	(569,367)	(336,765)
Operating lease liabilities, non-current	(2,002,469)	(1,482,569)
Total lease liabilities	$(2,571,836)	$(1,819,334)
Weighted average remaining lease terms:
Operating leases	3.56 years	4.51 years
Weighted average discount rate:
Operating leases	28%	28%
Cash paid for amounts included in the measurement of lease liabilities for the nine months ended June 30, 2021, and 2020	$726,892	$460,050

Operating lease costs:	Three Months Ended June 30,		Nine Months Ended June 30,
	2021	2020	2021	2020
Fixed lease cost	$280,169	$228,809	$765,409	$645,949
Variable lease cost	126,218	53,243	362,817	74,522
Short-term lease cost	127,795	18,530	183,386	74,121
Sublease income	(21,013)	(24,866)	(63,039)	(109,618)
Total operating lease costs	$513,169	$275,716	$1,248,573	$684,974

Operating Lease Commitments

Our leases primarily consist of land, land and building, or equipment leases. Our lease obligations are based upon contractual minimum rates. Most leases provide that we pay taxes, maintenance, insurance and operating expenses applicable to the premises. The initial term for most real property leases is typically 1 to 3 years, with renewal options of 1 to 5 years, and may include rent escalation clauses. For financing obligations, a portion of the periodic lease payments is recognized as interest expense and the remainder reduces the obligations. For operating leases, rent is recognized on a straight-line basis over the lease term, including scheduled rent increases and rent holidays.

On April 27, 2021, MTI entered into a 4-month lease agreement to lease a 127,400 square-foot manufacturing plant on 100 acres located at One Greentech Drive, Robinsonville (Tunica County), MS from May 1, 2021 through July 31, 2021 for $50,000 per month. MTI also has an option to purchase the property for $12.0 million. The lease agreement will terminate on the earlier of the (a) closing of the purchase of the property or (b) MTI’s termination of the lease. On March 12, 2021, MTI paid $240,000 into escrow for the asset purchase. Consummation of the purchase is contingent upon completion of satisfactory inspection, review of environmental report, etc. Furnitures, fixtures, equipment and other assets are included as part of the purchase. See Note 16 for Subsequent Events related to this agreement.

The following table reflects maturities of operating lease liabilities as of June 30, 2021:

Years ending
September 30,
2021 (Remaining 3 months)	$303,195
2022	1,209,166
2023	1,153,132
2024	807,168
2025	444,153
Thereafter	218,988
Total lease payments	$4,135,802
Less: Imputed interest	(1,563,966)
Present value of lease liabilities	$2,571,836

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 14 – CONTINGENCIES AND CLAIMS

ASC 450 governs the disclosure and recognition of loss contingencies, including potential losses from litigation, regulatory, tax and other matters. The accounting standard defines a “loss contingency” as “an existing condition, situation, or set of circumstances involving uncertainty as to possible loss to an entity that will ultimately be resolved when one or more future events occur or fail to occur.” ASC 450 requires accrual for a loss contingency when it is “probable that one or more future events will occur confirming the fact of loss” and “the amount of the loss can be reasonably estimated.”

From time to time the Company is subject to asserted and actual claims and lawsuits arising in the ordinary course of business. The Company reviews any such legal proceedings and claims on an ongoing basis and follows appropriate accounting guidance when making accrual and disclosure decisions. The Company establishes accruals for those contingencies where the incurrence of a loss is probable and can be reasonably estimated, and it discloses the amount accrued and the amount of a reasonably possible loss in excess of the amount accrued, if such disclosure is necessary for the Company’s condensed consolidated carve-out financial statements to not be misleading. To estimate whether a loss contingency should be accrued by a charge to income, the Company evaluates, among other factors, the degree of probability of an unfavorable outcome and the ability to make a reasonable estimate of the amount of the loss. The Company does not record liabilities when the likelihood that the liability has been incurred is probable, but the amount cannot be reasonably estimated.

Equity Financing

On May 7, 2021, MTI executed a $20,000,000 equity purchase agreement with the Acuitas Group, who plans to purchase shares of the MTI Series C Preferred Stock at a price of $0.6877 per share. Upon NASDAQ uplifting and trading volume of stock, this equity will commence funding.

International Business Machines (“IBM”)

The Company has recorded a $4.5 million liability attributed to a lawsuit with IBM, in which IBM has contended the Company has not fulfilled its obligations pursuant to a contract entered into during 2017. On April 28, 2020, the Supreme Court of the State of New York granted summary judgment in favor of IBM’s claim for breach of contract. The Court, however, found that a trial (inquest) was required to determine the damages to which IBM is entitled.  The Company has proposed an offer in settlement to resolve the matter, with the parties proceeding under the Joint Development and Technology License Agreement and all rights restored to Mullen under the Trademark License Agreement.

Federal and State Tax Liabilities

The Company has recorded a $3.6 million liability as of June 30, 2021, this includes past due amounts owed to the Internal Revenue Service (“IRS”) and the Employment Development Department of California (“EDD”) for failing to remit payroll taxes associated with MTI and the Company’s employees.

The IRS has filed a lien on substantially all of the Company’s assets. On April 28, 2021, MTI has entered into an installment agreement with the EDD to pay $10,000 per month related to unpaid state payroll tax liabilities of $429,637 plus accrued interest. Monthly payments of $10,000 are being made and will continue until paid in full.

Raymond James and Associates (“RJA”) – Investment Banking Services Agreement

On May 5, 2020, the Company entered into an agreement with Raymond James & Associates for public offering and placement agent services. The agreement called for the Company to pay a cash retainer of $50,000, which remains unpaid. Upon the closing of any public offering, regardless of whether RJA procured the agreement regarding the offering, the Company is obligated to pay a financing fee of equal to the greater of a) 6.0% of aggregate gross proceeds and b) $3,000,000.

Linghang Boao Group, LTD

In November 2019, the Company entered into a three-year Strategic Cooperation Agreement (“SCA”) with Linghang Boao Group LTD to co-develop a Solid- State Battery Management system with a 480 - 720-mile Driving Range. The Company’s total financial commitment under the SCA is $2,196,000. On December 3, 2019, the Company paid the first installment of $390,000. The remaining installments are payable upon the earlier of certain dates or the achievement of defined milestones.

The contractual target dates and milestones have been severely disrupted due to the occurrence COVID-19. As a result, Company management believes the COVID-19 pandemic represents a Force Majeure event (that is, the pandemic has impacted the Company’s and Linghang Boao Group LTD’s ability to meet their respective contractual obligations due to restriction in movement, stoppage of production, increase in costs due to scarcity of raw materials components, labor shortages, shortage of funds, disruption in the supply chains, U.S. governmental closures of ports/borders and travel restrictions). Based on the foregoing, there is no breach of contract due to failure of performance by MTI. Unfortunately, the Company has incurred a loss of $390,000 at September 30, 2020 due to contract nonperformance and force majeure. There are no accrued liabilities recorded for any remaining milestone payments at June 30, 2021.

MTI management has notified Linghang Boao Group of its decision to invoke the force majeure provision of the Strategic Cooperation Agreement due to the inability of the parties to perform caused by the global Pandemic.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 14 – CONTINGENCIES AND CLAIMS, continued

ASC GEM Equity Line Financing

On January 4, 2021, MTI entered into a $350,000,000 equity line financing agreement with GEM Global Yield LLC (“Purchaser”) and GEM Yield Bahamas Limited (“GEM”). MTI plans to issue and sell common shares to GEM up to the number of common shares having an aggregate value of $350,000,000. The Purchaser will buy MTI shares based on the operational needs and/or drawdowns of the Company. If the aggregate limit has been reached, the Purchaser will increase the aggregate limit in an amount up to $150,000,000. The commitment fee, equal to 2% of the Aggregate Limit, will be charged for each draw-down. The fee may be paid in cash or freely tradeable MTI common shares of the Company. The commitment begins when the Company effects the public listing of MTI common stock for trading on a U.S. national securities exchange. The agreement matures in 36 months after the public listing of MTI common shares.

Pursuant to the GEM Agreement, the commitment begins on the “Public Listing Date”, which is defined as the date the Company effects (i) a “Reverse Merger Transaction” (defined in the GEM Agreement as a reverse merger of a similar transaction between the Company and a special purpose acquisition company whose securities are publicly traded) or (ii) the direct listing of the Company’s common stock on a public market. Further to the GEM Agreement, the Company is obligated to issue warrants providing GEM the right to purchase up to 6.6% of the Company’s common shares outstanding on the Public Listing Date. As the Company is not effecting a Reverse Merger Transaction (that is, Net Element is not a special purpose acquisition company) nor is the Company effecting a direct listing of its common shares, the Company does not believe it is obligated under the GEM Agreement to pay fees nor issue warrants to GEM. In addition, the Company has agreed with a lender of its convertible promissory notes that the Company would not initiate utilization of the GEM Agreement.

Litigation

On May 28, 2021, a Net Element shareholder filed a complaint against Net Element and Mullen Acquisition, Inc. and certain named individuals regarding the proposed merger transaction. The complaint alleges, among other things, a potential dilution of the value of Net Elements stock and a failure to act in a fiduciary duty to its stakeholders

On June 3, 2021, a Net Element shareholder filed a lawsuit against Net Element, Mullen Technologies, Inc. and Mullen Acquisition, Inc. and certain individuals regarding the proposed merger agreement. The lawsuit alleges material omissions regarding the merger transaction and seeks to prevent the consummation of the merger agreement, as well as certain other equitable relief.

Based upon information presently known to management, the Company believes that the potential liability from the May 2021 complaint and June 2021 lawsuit, if any, will not have a material adverse effect on its financial condition, cash flows or results of operations. Therefore, no liability has been accrued on the financial statements as of June 30, 2021.

NOTE 15 – RELATED PARTY TRANSACTIONS

At June 30, 2021 and September 30, 2020, respectively, the Drawbridge Investments, LLC relationship comprised various loans and advances, common shares, and preferred shares.

The Drawbridge loans are currently in default. The Common and Preferred Shares presented are shares in MTI that have been issued by MTI.

Drawbridge Related Transactions

(Cumulative)	June 30, 2021			September 30, 2020
Description	Loan Principal	# of Shares	FV of Shares	Loan Principal	# of Shares	FV of Shares
Various Notes	$24,081,554	-	$-	$24,106,554	-	$-
Common Shares	-	17,705,000	14,730,560	-	17,705,000	14,730,560
Preferred Shares - Series A	-	30,000	2,496,000	-	30,000	2,496,000
Preferred Shares - Series B	-	71,516,534	59,501,756	-	44,866,534	31,367,945
Total Related Party Transactions	$24,161,554	89,251,534	$76,728,316	$24,106,554	62,601,534	$48,594,505

*Shares are MTI common and preferred shares.

The default interest rate on the Drawbridge loans is 28% per annum, and accrued interest is $6,252,355 as of June 30, 2021.

Chief Executive Officer Loans

From time to time, the Company’s CEO provides loans to the Company. The outstanding balances for these loans as of June 30, 2021, and September 30, 2020, are $61,498 and $172,791, respectively.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 16 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through August 16, 2021, which is the date the condensed consolidated carve-out financial statements were available to be issued. The Company has determined that there were no subsequent events which required recognition, adjustment to or disclosure in the carve-out financial statements except as below and except as discussed below.

Second Amended and Restated Agreement and Plan of Merger

The Company entered a Second Amendment and Restated Plan of Merger with Net Element on July 20, 2021 (the “Merger Agreement”). This Merger Agreement restated and replaced in its entirety the August 4, 2020 Agreement and Plan of Merger, and its subsequent amendments and restatements. Pursuant to the provisions of the Amendment, the Merger is terminable by Net Element or the Company if the Merger Effective Time has not occurred by August 31, 2021. On July 22, 2021, Net Element filed a Form S-4/A with the SEC in connection with the proposed merger with MTI. This filing was deemed effective by the SEC on July 26, 2021.

Debt Financing

Pursuant to the Net Element Definitive Merger Agreement, the Company will receive $9.5 million, less loan advances, in debt financing upon completion of the merger with Net Element. On August 11, 2020, the Company issued a $500,000 demand note with an interest rate of 14%. The note is in default, and the interest rate is now 27%. The completion of the merger is subject to shareholder and NASDAQ approval, as well as other conditions referenced in the merger agreement. The merger agreement was executed on August 5, 2020, and amended on December 29, 2020, March 30, 2021, and amended and restated on May 14, 2021 and July 20, 2021.

Convertible Debt Issuances and Warrants

On July 22, 2021, the Company received debt financing through MTI entering into an unsecured $2.4 million convertible note agreement with Digital Power Lending, LLC. The convertible note carries an interest rate of 15% and has a maturity date of one year. The convertible note is unsecured and includes detached warrants to acquire up to 9,595,300 shares of MTI common stock. The warrant exercise price is $0.6877 per common share and expires five years from the date of issuance. The number of conversion shares issuable upon conversion of the conversion amount shall be determined according to the formula: Conversion Amount/Conversion Price of $0.6877, subject to certain adjustments. However, upon conversion, Digital Power Lending, LLC (together with their affiliates) is limited to a 9.9% ownership cap in shares of MTI’s common stock then outstanding after giving effect to the issuance of common stock issuable upon exercise of the warrants.

On July 26, 2021, the Company received debt financing through MTI entering into an unsecured $1.1 million convertible note agreement dated July 22, 2021, with TDR Capital Pty Limited. The convertible note is issued at OID of 10% or $100,000; carries an interest rate of 15% and has a maturity date of one year. The convertible note is unsecured and includes detached warrants to acquire up to 4,361,500 shares of MTI common stock. The warrant exercise price is $0.6877 per common share and expires five years from the date of issuance. The number of conversion shares issuable upon conversion of the conversion amount shall be determined according to the formula: Conversion Amount/Conversion Price of $0.6877, subject to certain adjustments. However, upon conversion, TDR Capital Pty Limited (together with their affiliates) is limited to a 9.9% ownership cap in shares of MTI’s common stock then outstanding after giving effect to the issuance of common stock issuable upon exercise of the warrants.

Leasing Interest – Manufacturing Plant in Memphis, TN

On March 8, 2021, MTI entered into a license agreement to lease property located at 8400 Winchester Road in Memphis, TN. The license fee is $817,274 and was to be paid 50% at execution and the remaining 50% on or before June 30, 2021. As of August 16, 2021, the Company has not paid the license fee to the prospective landlord per the agreement and lease proposal as the lease proposal was not intended to be a binding offer, but an outline of the general business terms and conditions of a license agreement and lease, should they be executed by both parties. Unless the parties fully execute a license agreement and/or lease, both parties shall not have any continuing obligations to one another.

Lease Agreement for Manufacturing Plant in Robinsonville (Tunica County), MS

On April 27, 2021, MTI entered into a 4-month lease agreement to lease a 127,400 square-foot manufacturing plant on 100 acres located at One Greentech Drive, Robinsonville (Tunica County), MS from May 1, 2021 through July 31, 2021 for $50,000 per month. MTI also has an option to purchase the property for $12.0 million. The lease agreement will terminate on the earlier of the (a) closing of the purchase of the property or (b) MTI’s termination of the lease. On March 12, 2021, MTI paid $240,000 into escrow for the asset purchase. Consummation of the purchase is contingent upon completion of satisfactory inspection, review of environmental report, etc. Furnitures, fixtures, equipment and other assets are included as part of the purchase. On July 23, 2021, the parties entered into a first amendment to the agreement, whereby the lease is extended for an additional six months. On July 26, 2021, MTI paid $1,000,000 (“extension payment”) pursuant to the first amendment to the lease agreement (payments will remain at $50,000 per month through January 31, 2022). The source of the funds to make the extension payment came from proceeds received from the issuance of a convertible note with TDR Capital Pty Limited. The extension payment deposited into escrow will be credited to the purchase price upon closing.

MULLEN TECHNOLOGIES, INC.
(Carve-out of Certain Operations of Mullen Technologies, Inc.)
NOTESTO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

NOTE 16 – SUBSEQUENT EVENTS, continued

Employment Agreements

On July 7, 2021, the Company entered into an employment agreement with Calin Popa as President of Mullen Automotive. According to the employment contract he will receive an annual salary of $304,000 and 100,000 shares per year.

Cambria – Investment Banking Services Agreement

On July 16, 2021, the Company agreed to a proposal with Cambria for placement agent services for investment offerings up to $3,000,000. As a result of the agreement, the Company is obligated to pay a financing fee of 6.0% of aggregate gross proceeds and warrants equal to 6.0% of the offering.

Drawbridge Acknowledgement, Waiver and Consent

On July 16, 2021, the Company and Drawbridge entered into an agreement whereby Drawbridge acknowledges, waives, and consents to the contribution and spin-off of Mullen’s EV assets into a new entity. As indicated in Note 1 to the financial statements, the spin-off is to occur immediately prior to the merger with Net Element. As part of the agreement, Drawbridge will be repaid $10,000,000 that will be applied towards the outstanding principal balance and includes a waiver of default.

Convertible Debt to Equity Conversion

On May 7, 2021, and amended on May 20, 2021, MTI executed an exchange agreement with its existing convertible debt investors who hold $10,762,500 in MTI convertible debt. On July 26, 2021, the exchange agreement was updated to reflect the $1.1 million convertible note; 10% OID with TDR Capital Pty Limited. The associated warrants of 4,361,500 mature in five years from the issuance date and the exercise price is $0.6877 per share. As a result, the convertible note and warrants were added to and is referred to as Amendment #2 and Joinder to Exchange Agreement (see above). Additionally on July 22, 2021, the small upsize in the $2.2 million to $2.4 million convertible note with Digital Power Lending LLC resulted in Amendment #3 and Joinder Exchange Agreement. Upon consummation of the proposed merger with Net Element, the Company and the investors agreed to exchange the convertible debt for shares of MTI’s Series C Preferred Stock, par value $0.001 per share. The right to additional purchases of preferred stock expires 12 months from the merger close date between Net Element and MTI. MTI originally issued 42,759,290 in detached warrants to purchase shares of MTI common stock as part of the convertible debt agreements with investors.